Exhibit 99.2

Clarivate Announces Proposed Offerings of Ordinary Shares and Convertible Preferred Shares

LONDON, June 8, 2021 /PRNewswire/ -- Clarivate Plc (NYSE: CLVT), a global leader in providing trusted information and insights to accelerate the pace of innovation, announced today that it has commenced concurrent proposed offerings of $750 million of ordinary shares, alongside which certain existing shareholders intend to offer $250 million of ordinary shares (the “Ordinary Share Offering”), and $1.25 billion of Series A Mandatory Convertible preferred shares (the “convertible preferred shares”) (the “Convertible Preferred Share Offering,” and together with the Ordinary Share Offering, the “Offerings”). Neither the completion of the Ordinary Share Offering nor the Convertible Preferred Share Offering is contingent upon completion of the other. The Offerings are both subject to market and other conditions, and there can be no assurance as to whether or when either Offering may be completed, if at all, or as to the actual size or terms of either Offering. Clarivate intends to use the net proceeds from the Offerings to finance a portion of the purchase price for its pending acquisition of ProQuest, announced on May 17, 2021. None of the Offerings is conditioned on consummation of the ProQuest acquisition. If the ProQuest acquisition is not consummated, Clarivate intends to use the net proceeds received by it from the Offerings for general corporate purposes.

Unless earlier converted or redeemed, each convertible preferred share will automatically convert into a variable number of Clarivate’s ordinary shares on or around June 1, 2024. The conversion terms, dividend rate and the other terms of the convertible preferred shares will be determined at the time of pricing of the Convertible Preferred Share Offering.

Citigroup is acting as sole global coordinator and joint book-running manager, and BofA Securities, RBC Capital Markets, Barclays, HSBC and J. P. Morgan are also acting as joint book-running managers for the Offerings.

Clarivate is conducting the Offerings pursuant to an effective shelf registration statement, including a base prospectus, under the Securities Act of 1933, as amended. Each of the Offerings is being made only by means of a separate prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and accompanying prospectus relating to either Offering may be obtained by contacting Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 1-800-831-9146 or by emailing prospectus@citi.com; BofA Securities, NC1-004-03-43; 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, Toll Free: 1 800 294 1322, Email: dg.prospectus_requests@bofa.com; RBC Capital Markets, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, or by telephone at (877) 822-4089 or by email at equityprospectus@rbccm.com; Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by emailing Barclaysprospectus@broadridge.com or calling 888-603-5847; HSBC at 1-866-811-8049 and J.P. Morgan at 212-834-4533. Before you invest in either Offering, you should read the applicable prospectus supplement relating to such Offering and accompanying prospectus, the registration statement and the other documents that Clarivate has filed with the Securities and Exchange Commission as incorporated by reference therein, for more complete information about Clarivate and the Offerings. Investors may obtain these documents for free by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clarivate

Clarivate™ is a global leader in providing solutions to accelerate the lifecycle of innovation. Our bold mission is to help customers solve some of the world’s most complex problems by providing actionable information and insights that reduce the time from new ideas to life-changing inventions in the areas of science and intellectual property. We help customers discover, protect and commercialize their inventions using our trusted subscription and technology-based solutions coupled with deep domain expertise.

Forward-Looking Statements

This communication contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words. Examples of forward-looking statements include, among others, statements we make regarding: our pending acquisition of ProQuest; guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our ability to successfully realize cost savings initiatives and transition services expenses; our belief that we have sufficiently liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID-19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict and many of which are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our most recent annual report on Form 10-K, as amended, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations. Forward-looking statements are based only on information currently available to our management and speak only as of the date of this communication. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC.

Media Contact:

Tabita Seagrave, Head of Global Corporate Communications

tabita.seagrave@clarivate.com

Investor Relations Contact:

Mark Donohue, Head of Global Investor Relations

mark.donohue@clarivate.com

215-243-2202